EXHIBIT 99.1

Contact:

Michael Earley	Al Palombo
Metropolitan Health Networks	Cameron Associates
Chairman & Chief Executive Officer	Investor Relations
(561) 805-8500	(212) 245-8800 Ext. 209
mearley@metcare.com	al@cameronassoc.com

METROPOLITAN HEALTH NETWORKS FILES TO BECOME FLORIDA HMO

Company Pushes Ahead to Fill Medicare Advantage Need in Martin, St. Lucie, and
Okeechobee Counties

WEST PALM BEACH, FL. – November 18, 2004 — Metropolitan Health Networks, Inc. (OTCBB: MDPA), a provider of high quality, comprehensive healthcare services to patients in South and Central Florida, announced today that its wholly owned subsidiary, METCARE Health Plans, Inc., has filed an application with the Florida Department of Financial Services, Office Of Insurance Regulation for a certificate of authority to operate a Health Maintenance Organization (HMO) focused on the provision of Medicare Advantage services. METCARE Health Plans, Inc. has also filed the requisite application for a health care provider certificate with the Agency for Health Care Administration. The Company anticipates operating initially in the counties of Martin, St. Lucie and Okeechobee.

Commenting on the licensing of the HMO, Debra Finnel, Metropolitan’s President & Chief Operating Officer, stated, “We are very excited to officially begin the process of launching our Medicare Advantage plan in Florida’s Treasure Coast. This new business represents a natural extension in our core expertise of providing high quality healthcare to Florida’s growing Medicare population. We are targeting Florida’s communities that are underserved by the Medicare Advantage program, a program that has been revitalized by the recently enacted Medicare Modernization Act. Of 2003 (MMA).”

Michael Earley, Chairman & Chief Executive Officer of Metropolitan stated, “This program is becoming a bigger part of the Florida market and our application to become a licensed HMO is in keeping with our plan to diversify our revenue stream in this market. There are over 80,000 Medicare eligible lives in Martin, St. Lucie and Okeechobee counties who are currently underserved by managed health care and could be added to the approximate 26,000 we currently serve in the areas of South and Central Florida on behalf of Humana.” Earley continued, “Other than the initial capitalization of the HMO, Metropolitan will have modest capital expenditures to commence HMO operations, and the roll out will be planned to compliment our existing business initiatives and relationship with Humana.” Earley concluded, “Over the past 24 months all of us at Metropolitan have worked very hard to ensure that our company has adequate financial resources, and the necessary regional and statewide relationships to support the successful launch of our HMO. We are proud to say that the initial start-up costs and reserve requirements can be funded from Metropolitan’s own resources, and we expect that any future funding requirements could be met with internally-generated funds or through the capital markets.”

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at http://www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) the impact of the shortage of available flu vaccines for our members; and (vi) a loss of any of our significant contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2003.